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                                  EXHIBIT 23
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                         INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
First Mississippi Corporation


 We consent to the use of our report dated September 6, 1996, incorporated by reference herein, with respect to the special-purpose combined balance sheets of First Mississippi Fertilizer Business to be Merged as of June 30, 1996 and 1995 and the related special-purpose combined statements of operations and cash flows for each of the years in the three-year period ended June 30, 1996, which report is included in the Form S-4 of Mississippi Chemical Corporation filed on November 18, 1996.


                                                   KPMG PEAT MARWICK LLP
Jackson, Mississippi
January 3, 1997